Exhibit 10.1

Effective Date: 01 February 2016

CONSULTING SERVICES AGREEMENT

THIS AGREEMENT (“Agreement”) is made between Adamas Pharmaceuticals, Inc., a Delaware corporation (“Adamas”), and John MacPhee, M.P.H. (“Consultant”) (each a “Party” and collectively the “Parties”).

1. Consulting Services. Consultant shall provide to Adamas the Consulting Services described in Exhibit A (the “Consulting Services”).

2. Term, Termination and Survival. The term of this Agreement is for five (5) months from the Effective Date, expiring on June 30, 2016. This Agreement may be terminated by either Party upon ten (10) business days’ advance written notice to the other Party. Upon expiration or early termination of this Agreement, Consultant shall promptly deliver to Adamas (or certify to the destruction of) all paper and electronic documents and other materials of any nature pertaining to the Consulting Services, together with all documents and other items containing any Proprietary Information. Consultant shall not retain copies of any such documents or other materials after termination or expiration of this Agreement. The obligations set forth in Sections 4 through 6 will survive expiration or termination of this Agreement.

3. Compensation. As consideration for Consultant’s performance of the Consulting Services, Adamas shall pay to Consultant the compensation set forth in Exhibit B.

4. Confidentiality. Consultant recognizes that it may be exposed to, have access to and/or be engaged in the development of information regarding the research, development, manufacturing, sales/marketing, patents, copyrights, trademarks, trade secrets, technology, and other business of Adamas (“Proprietary Information”). Consultant’s obligations regarding Proprietary Information are set forth in Exhibit C.

4.1.     All Proprietary Information, whether presently existing or developed in the future, will be the sole property of Adamas. In addition, Adamas will be the sole owner of all intellectual property and other rights in connection with the Proprietary Information.

4.2.     Consultant understands that Adamas may receive from third parties information that is confidential or proprietary and that is subject to restrictions on Adamas’ use and disclosure (“Third-Party Information”). Consultant shall maintain the Third-Party Information in confidence and shall not use the Third-Party Information except as permitted by agreement between Adamas and the relevant third party, unless expressly authorized to act otherwise by Adamas.

1900 Powell St. Suite 750 Emeryville, CA 94608
Tel|510.450.3500 Fax|510.428.0519
www.adamaspharma.com

5.     Inventions and Work Product.  “Invention” means any composition of matter, device, method or process, treatment, or improvement thereof discovered, created, made, conceived, or reduced to practice (“Invented”) by Consultant, during the term of this Agreement or in the future, whether patentable or not, and which was Invented by Consultant (i) with the equipment, supplies, facilities, or Proprietary Information of Adamas, or (ii) in the course of providing the Consulting Services. “Work Product” means any written or electronic material created by Consultant arising from its performance of the Consulting Services.

5.1.     Adamas will own all right, title and interest in and to all Work Product and Inventions, all of which will be deemed Proprietary Information.

5.2.     Consultant shall furnish Adamas with all Work Product as requested by Adamas. Consultant shall promptly disclose all Inventions to Adamas in writing. Consultant hereby assigns to Adamas Consultant’s entire right, title and interest in and to any and all Inventions that are Invented by Consultant, either alone or jointly with others, in the course of performing the Consulting Services, without any obligation of Adamas to pay royalty or any consideration other than as provided in this Agreement. Consultant will, at Adamas’ request, promptly execute a written assignment to Adamas of title of any such Invention and will take reasonable steps to preserve such information as part of the Proprietary Information. Adamas will compensate Consultant at a reasonable rate for the time actually spent by Consultant at Adamas’ request on such assistance.

5.3.     If Adamas is unable, after reasonable effort, to secure Consultant’s signature on any document needed to apply for or prosecute any patent, copyright, or other right or protection relating to an Invention, Consultant hereby designates and appoints Adamas and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and on Consultant’s behalf to execute, verify and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, and other rights and protections thereon with the same legal force and effect as if executed by the Consultant. Such appointment will be irrevocable and coupled with an interest.

6. Limitation of Liability; Damages.

6.1     NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES WHATSOEVER ARISING OUT OF, CAUSED BY OR RELATED IN ANY WAY TO THE BREACH OF ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT, EVEN IF SUCH PARTY HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE PARTIES EXPRESSLY AGREE THAT THE ABOVE LIMITATION ON DAMAGES IS AN ALLOCATION OF RISK CONSTITUTING IN PART THE CONSIDERATION FOR THIS AGREEMENT.

6.2      EXCEPT FOR DISPUTES RELATED TO INTELLECTUAL PROPERTY OR PROPRIETARY INFORMATION, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY PURSUANT TO THIS AGREEMENT FOR AN AMOUNT THAT EXCEEDS THE TOTAL AMOUNT PAID (OR OWED) BY ADAMAS TO CONSULTANT UNDER THIS AGREEMENT.

7. Independent Contractor. Consultant is an independent contractor and not an employee of Adamas. Consultant has no authority to obligate Adamas by contract or otherwise. Consultant will not be eligible for any employee benefits nor will Adamas make deductions from any amounts payable to Consultant for taxes unless otherwise required by law or court of competent jurisdiction. Taxes will be the sole responsibility of Consultant.

8. Consultant Representations and Warranties. Consultant represents and warrants that:

8.1.      Consultant shall perform the Consulting Services in a workmanlike manner, in accordance with industry standards, and in compliance with all applicable laws and regulations.

8.2.     Consultant’s performance of this Agreement and the Consulting Services does not and will not breach or conflict with any agreement to which Consultant is or becomes a party. Consultant has not entered into, and will not enter into during the term of this Agreement, any agreement, written or oral, in conflict with this Agreement.

8.3.     Consultant shall not bring to Adamas or use in the performance of the Consulting Services any materials or documents of a present or former employer of Consultant or of Consultant’s employees, or any materials or documents obtained by Consultant under an obligation of confidentiality imposed by reason of another of Consultant’s contractual relationships, unless such materials or documents are generally available to the public or Consultant has authorization from such present or former employer, client or employee for the possession and unrestricted use of such materials. Consultant understands that Consultant is not to breach any obligation of confidentiality that Consultant has to present or former employers or clients, and agrees to fulfill all such obligations during the term of this Agreement.

9. Notices. All notices under this Agreement shall be in writing and deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by facsimile or email, with confirmation of receipt sent by the same method, (c) five (5) calendar days after having been sent by US mail, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the Parties at the addresses set forth on the Agreement signature page, or at such other address as a Party may designate by ten (10) days advance written notice to the other Party.

10.     Legal and Equitable Remedies. Because Consultant’s Consulting Services are personal and unique and because Consultant may have access to and become acquainted with the Proprietary Information, Adamas will have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that Adamas may have for a breach of this Agreement.

11. Assignment. The rights and liabilities of the Parties will bind and inure to the benefit of their respective successors, assigns, heirs, executors and administrators, as the case may be; provided, that Consultant may not assign or delegate Consultant’s obligations under this Agreement, either in whole or in part, without the prior written consent of Adamas. Adamas may assign its rights and obligations hereunder to any person or entity that succeeds to all or substantially all of Adamas’ business or that aspect of Adamas’ business in which Consultant is principally involved.

12.     Severability. If one or more of the provisions in this Agreement are deemed unenforceable by law, then such provision will be deemed stricken from this Agreement and the remaining provisions will continue in full force and effect.

13. Complete Understanding; Modification. This Agreement and Exhibits constitute the final, exclusive and complete understanding and agreement of the Parties with respect to the subject matter hereof, and supersedes all prior understandings and agreements with respect to the subject matter hereof. This Agreement is entered into without reliance upon any representation, whether oral or written, not stated herein. Any waiver, modification or amendment of any provision of this Agreement will be made in writing and signed by an authorized representative of each Party.

Adamas Pharmaceuticals, Inc.		John MacPhee, M.P.H.
1900 Powell Street, Suite 750		905 West End Avenue, #112
Emeryville, California 94608		New York, NY 10025
U.S.A.		U.S.A.
Attention: Leonie McConville		Email:
Email:lmcconville@adamaspharma.com

By:	/s/ Gregory T. Went, Ph.D.	/s/ John Macphee, M.P.H.
	Gregory T. Went, Ph.D.	Signature
Chief Executive Officer

Date:	2/5/2016	Date:	1/27/2016

Exhibit A

Consulting Services

Provide commercial advice and counsel as it relates to launch of ADS-5102

Exhibit B

Compensation

Adamas shall pay Consultant a monthly fee of $21,000.00.

Consultant shall send its invoices to Adamas’ Accounting Department (accounting@adamaspharma.com). Adamas shall pay all approved invoices within thirty (30) days of receipt. Upon expiration or termination of this Agreement, Consultant shall promptly submit a final invoice for Consulting Services and reimbursable expenses not previously invoiced. Adamas shall promptly pay such invoice, and no further cash compensation or benefits will be owed by Adamas to Consultant.

Exhibit C

Confidentiality

1.     By way of illustration but not limitation, Proprietary Information includes but is not limited to information concerning Adamas’ research, development, data, plans, contractors, collaborators, partners, investors, affiliates or others, training methods and materials, financial information, sales prospects, client lists, inventions, or any other scientific, technical or trade secrets of Adamas or of any third party provided to Adamas under a condition of confidentiality, and any other information disclosed to Consultant, whether in written, oral, electronic or other form, that is labeled as “confidential” or “proprietary.” The term “trade secrets,” as used in this Agreement, will be given its broadest possible interpretation under California law and will include, without limitation, anything tangible or intangible or electronically kept or stored, which constitutes, represents, evidences or records or any secret scientific, technical, merchandising, production or management information, or any design, process, procedure, formula, invention, improvement or other confidential or Proprietary Information or documents.

2.    Consultant shall keep in confidence and trust all Proprietary Information and shall not reproduce, use or disclose any Proprietary Information without the prior written consent of Adamas, except as required in the ordinary course of performing the Services. Consultant shall restrict dissemination of Proprietary Information only to those of its employees who have a need to know and who are bound to terms of confidentiality and use at least as strict as those in this Agreement; and in preventing disclosure of Proprietary Information to third parties, use the same degree of care as for its own information of similar importance, but no less than reasonable care.

3.    Notwithstanding the foregoing, Consultant will not have any obligations under this Agreement with respect to a specific portion of the Proprietary Information if Consultant can demonstrate with competent evidence that such Proprietary Information: (i) was in the public domain at the time it was disclosed to Consultant; (ii) entered the public domain subsequent to the time it was disclosed to Consultant, through no fault of Consultant; (iii) was already in Consultant’s possession free of any obligation of confidence at the time it was disclosed to Consultant; (iv) was rightfully communicated to Consultant by a third party free of any obligation of confidence subsequent to the time it was disclosed to Consultant; (v) is explicitly approved for release by written authorization of Adamas; or (vi) is ordered to be disclosed by a court of competent jurisdiction, provided timely written notice of such order is given to Adamas to enable it to seek a protective order.

4.    Consultant’s obligations regarding Proprietary Information will survive for a period of ten (10) years after the expiration or termination of this Agreement.

Effective Date: 01 July 2016

Amendment #1 to the
Consulting Services Agreement dated 01 February 2016

The Consulting Services Agreement made by and between Adamas Pharmaceuticals, Inc. and John MacPhee, M.P.H. dated 01 February 2016 (the “Agreement”), is amended as set forth below. Capitalized terms used but not defined in this Amendment #1 will have the same meaning ascribed to them in the Agreement.

1.
The term of the Agreement is extended. As amended, the Agreement will expire on December 31, 2016. Accordingly, the first sentence of Section 2 of the Agreement is replaced in its entirety with the following updated language:

“The term of this Agreement is from February 1, 2016 to December 31, 2016.”

2.	The Compensation language is revised. Exhibit B of the Agreement is replaced in its entirety with an updated Exhibit B, attached to this Amendment #1 as Attachment I.

Except as expressly modified in this Amendment #1, all of the terms and conditions of the Agreement will continue in full force and effect.

Adamas Pharmaceuticals, Inc.		John MacPhee, M.P.H.
1900 Powell Street, Suite 750		905 West End Avenue, #112
Emeryville, California 94608		New York, New York 10025
U.S.A.		U.S.A.

By:	/s/ Gregory T. Went, Ph.D.	/s/ John Macphee, M.P.H.
	Gregory T. Went, Ph.D.	Signature
Chief Executive Officer

Date:	8/5/2016	Date:	8/5/2016

Attachment I
Revised Exhibit B

Compensation

Adamas shall compensate Consultant by the grant of non-qualified stock options equivalent to six months of the current $21,000 monthly stipend ($126,000) is 12,600* options. Such options shall fully vest one year from their grant date.